UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2007

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On March 25, 2007, Beckman Coulter, Inc. (the “Company”) issued a press release announcing that it has entered into a definitive merger agreement with Biosite Incorporated (“Biosite”). The text of the press release is furnished as Exhibit 99.1 attached hereto. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

This filing and the attached exhibit is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. The tender offer for the shares of Biosite has not commenced. Stockholders of Biosite are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, the Company and its acquisition subsidiary will file tender offer materials with the U.S. Securities and Exchange Commission (SEC) and Biosite will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Biosite at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of these documents will also be made available from the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description

99.1	Press Release dated March 25, 2007 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2007

BECKMAN COULTER, INC.

By:	/s/ JACK E. SOROKIN
Name:	Jack E. Sorokin
Title:	Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated March 25, 2007 (furnished herewith).